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                           JFL-EEC MERGER SUB CO.,

                                  as Issuer,

                                     and

                   UNITED STATES TRUST COMPANY OF NEW YORK,

                                  as Trustee

                      ----------------------------------

                                  INDENTURE

                          Dated as February 3, 1998

                      ----------------------------------

                              up to $150,000,000


                    9 7/8% Senior Notes due 2008, Series A
                    9 7/8% Senior Notes due 2008, Series B


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CROSS-REFERENCE TABLE

  TIA                                                             Indenture
Section                                                            Section
-------                                                          ------------
310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.08; 7.10;
                                                                  11.02
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.05
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
   (b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06; 11.02
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.06; 4.08;
                                                                  11.02
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.04(1)
   (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.04(2)
   (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.05
   (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01(b)
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.05; 11.02
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01(a)
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01(c)
   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . .  2.09
   (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . .  6.05
   (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . .  6.04
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.04
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.08
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.09
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.04
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.01
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.01

N.A. means Not Applicable.

_________________

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                 TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                    ARTICLE ONE

                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.02.    Incorporation by Reference of TIA.. . . . . . . . . . . . . . . . 33
SECTION 1.03.    Rules of Construction.. . . . . . . . . . . . . . . . . . . . . . 33

                                    ARTICLE TWO

                                     THE NOTES

SECTION 2.01.    Form and Dating.. . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount. . . . . 37
SECTION 2.03.    Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . 39
SECTION 2.04.    Paying Agent To Hold Assets in Trust. . . . . . . . . . . . . . . 40
SECTION 2.05.    Holder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 2.06.    Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 2.07.    Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 2.08.    Outstanding Notes . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 2.09.    Treasury Notes. . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 2.10.    Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 2.11.    Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 2.12.    Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 2.13.    CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 2.14.    Deposit of Monies . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 2.15.    Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 2.16.    Book-Entry Provisions for Global Security . . . . . . . . . . . . 48
SECTION 2.17.    Special Transfer Provisions . . . . . . . . . . . . . . . . . . . 50

                                   ARTICLE THREE

                                     REDEMPTION

SECTION 3.01.    Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 3.02.    Selection of Notes To Be Redeemed . . . . . . . . . . . . . . . . 53
SECTION 3.03.    Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 3.04.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 3.05.    Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . 56
SECTION 3.06.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . 57
SECTION 3.07.    Notes Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . 57
SECTION 3.08.    Sinking Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . 57


                                        - i -

                                                                                  Page
                                                                                  ----
                                    ARTICLE FOUR

                                     COVENANTS

SECTION 4.01.    Payment of Notes. . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 4.02.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . 58
SECTION 4.03.    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 4.04.    Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . 59
SECTION 4.05.    [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . 59
SECTION 4.06.    Compliance Certificate; Notice of Default . . . . . . . . . . . . 59
SECTION 4.07.    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 4.08.    Reports to Holders. . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 4.09.    Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . 61
SECTION 4.10.    Limitation on Restricted Payments . . . . . . . . . . . . . . . . 61
SECTION 4.11.    Limitations on Transactions with Affiliates . . . . . . . . . . . 64
SECTION 4.12.    Limitation on Incurrence of Additional Indebtedness . . . . . . . 66
SECTION 4.13.    Limitation on Dividend and Other Payment Restrictions
                    Affecting Subsidiaries . . . . . . . . . . . . . . . . . . . . 67
SECTION 4.14.    Change of Control . . . . . . . . . . . . . . . . . . . . . . . . 68
SECTION 4.15.    Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . 70
SECTION 4.16.    Limitation on Preferred Stock of Restricted Subsidiaries. . . . . 74
SECTION 4.17.    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . 74
SECTION 4.18.    Limitation of Guarantees by Restricted Subsidiaries . . . . . . . 75
SECTION 4.19     Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . 75

                                    ARTICLE FIVE

                               SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets. . . . . . . . . . . . . 76
SECTION 5.02.    Successor Corporation Substituted . . . . . . . . . . . . . . . . 77

                                    ARTICLE SIX

                                      REMEDIES

SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . 78
SECTION 6.02.    Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . 79
SECTION 6.03.    Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . 81
SECTION 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . 81
SECTION 6.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . 81


                                        - ii -


                                                                                  Page
                                                                                  ----
SECTION 6.07.    Right of Holders To Receive Payment . . . . . . . . . . . . . . . 82
SECTION 6.08.    Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . . 82
SECTION 6.09.    Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . 83
SECTION 6.10.    Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
SECTION 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . 84

                                   ARTICLE SEVEN

                                      TRUSTEE

SECTION 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . 84
SECTION 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . 85
SECTION 7.03.    Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . 87
SECTION 7.04.    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . 87
SECTION 7.05.    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . 88
SECTION 7.06.    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . 88
SECTION 7.07.    Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . 88
SECTION 7.08.    Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . 90
SECTION 7.09.    Successor Trustee by Merger, Etc. . . . . . . . . . . . . . . . . 91
SECTION 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . 91
SECTION 7.11.    Preferential Collection of Claims Against Company . . . . . . . . 92

                                   ARTICLE EIGHT

                         DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of Company's Obligations. . . . . . . . . . . . . . . 92
SECTION 8.02.    Application of Trust Money. . . . . . . . . . . . . . . . . . . . 95
SECTION 8.03.    Repayment to the Company. . . . . . . . . . . . . . . . . . . . . 95
SECTION 8.04.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . 96
SECTION 8.05.    Acknowledgment of Discharge by Trustee. . . . . . . . . . . . . . 96

                                    ARTICLE NINE

                           MODIFICATION OF THE INDENTURE

SECTION 9.01.    Without Consent of Holders. . . . . . . . . . . . . . . . . . . . 97
SECTION 9.02.    With Consent of Holders . . . . . . . . . . . . . . . . . . . . . 98
SECTION 9.03.    Compliance with TIA . . . . . . . . . . . . . . . . . . . . . . . 99
SECTION 9.04.    Revocation and Effect of Consents . . . . . . . . . . . . . . . .100
SECTION 9.05.    Notation on or Exchange of Notes. . . . . . . . . . . . . . . . .100
SECTION 9.06.    Trustee To Sign Amendments, Etc.. . . . . . . . . . . . . . . . .101

                                    ARTICLE TEN

                                 GUARANTEE OF NOTES

SECTION 10.01.   Unconditional Guarantee.. . . . . . . . . . . . . . . . . . . . .101



                                       - iii -

                                                                                  Page
                                                                                  ----
SECTION 10.02.   Limitations on Guarantees.. . . . . . . . . . . . . . . . . . . .103
SECTION 10.03.   Execution and Delivery of Note Guarantee. . . . . . . . . . . . .103
SECTION 10.04.   Release of Subsidiary Guarantors. . . . . . . . . . . . . . . . .104
SECTION 10.05.   Waiver of Subrogation.. . . . . . . . . . . . . . . . . . . . . .105
SECTION 10.06.   Immediate Payment.. . . . . . . . . . . . . . . . . . . . . . . .106
SECTION 10.07.   Obligations Continuing. . . . . . . . . . . . . . . . . . . . . .106
SECTION 10.08.   Obligations Reinstated. . . . . . . . . . . . . . . . . . . . . .106
SECTION 10.09.   Obligations Not Affected. . . . . . . . . . . . . . . . . . . . .106
SECTION 10.10.   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .107
SECTION 10.11.   No Obligation To Take Action Against the Company. . . . . . . . .107
SECTION 10.12.   Dealing with the Company and Others.. . . . . . . . . . . . . . .107
SECTION 10.13.   Default and Enforcement.. . . . . . . . . . . . . . . . . . . . .108
SECTION 10.14.   Amendment, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .108
SECTION 10.15.   Acknowledgment. . . . . . . . . . . . . . . . . . . . . . . . . .108
SECTION 10.16.   Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . .109
SECTION 10.17.   No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . .109
SECTION 10.18.   Survival of Obligations.. . . . . . . . . . . . . . . . . . . . .109
SECTION 10.19.   Note Guarantee in Addition to Other Obligations.. . . . . . . . .109
SECTION 10.20.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .110
SECTION 10.21.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .110

                                   ARTICLE ELEVEN

                                   MISCELLANEOUS

SECTION 11.01.   TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . . . .110
SECTION 11.02.   Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .110
SECTION 11.03.   Communications by Holders with Other Holders. . . . . . . . . . .112
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent. . . . . . . .112
SECTION 11.05.   Statements Required in Certificate or Opinion.. . . . . . . . . .112
SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar.. . . . . . . . . . . .113
SECTION 11.07.   Business Days.. . . . . . . . . . . . . . . . . . . . . . . . . .113
SECTION 11.08.   Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . .113
SECTION 11.09.   No Adverse Interpretation of Other Agreements.. . . . . . . . . .113
SECTION 11.10.   No Personal Liability.. . . . . . . . . . . . . . . . . . . . . .113
SECTION 11.11.   Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . .114
SECTION 11.12.   Duplicate Originals.. . . . . . . . . . . . . . . . . . . . . . .114
SECTION 11.13.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .114
SECTION 11.14.   Independence of Covenants.. . . . . . . . . . . . . . . . . . . .114


                                        - iv -


                                                                                  Page
                                                                                  ----

Exhibit A      -    Form of Initial Note . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B      -    Form of Exchange Note. . . . . . . . . . . . . . . . . . . . . B-1
Exhibit C      -    Form of Certificate To Be Delivered in Connection with
                              Transfers to Non-QIB Accredited Investors. . . . . . C-1
Exhibit D      -    Form of Certificate To Be Delivered in Connection with
                              Transfers Pursuant to Regulation S . . . . . . . . . D-1
Exhibit E      -    Form of Note Guarantee . . . . . . . . . . . . . . . . . . . . E-1
Exhibit F      -    Form of Certification To Be Given by Holders of Beneficial
                              Interest in a Temporary Regulation S Global Security
                              to Euroclear or CEDEL. . . . . . . . . . . . . . . . F-1
Exhibit G      -    Form of Certification To Be Given by the Euroclear Operator
                              or CEDEL Bank, Societe Anonyme . . . . . . . . . . . G-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture

          INDENTURE, dated as of February 3, 1998, between JFL-EEC MERGER SUB CO., a Delaware corporation ("MergerCo"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

          MergerCo has duly authorized the creation of an issue of 9 7/8% Senior Notes due 2008, Series A, to be issued initially in the principal amount of $90,000,000 and thereafter in an additional principal amount, if any, up to $60,000,000 subject to the terms and conditions contained herein, and 9 7/8% Senior Notes due 2008, Series B, to be issued in exchange for the 9 7/8% Senior Notes due 2008, Series A, pursuant to the Registration Rights Agreement and, to provide therefor, MergerCo has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by MergerCo and authenticated and delivered hereunder, the valid and binding obligations of MergerCo and to make this Indenture a valid and binding agreement of MergerCo, have been done.

          The Notes are being sold in connection with the recapitalization (the "Recapitalization") of Carlyle-EEC Holdings, Inc., a Delaware corporation to be renamed Elgar Holdings, Inc. ("EHI") pursuant to the Agreement and Plan of Merger dated as of January 2, 1998 by and among JFL-EEC LLC, a Delaware limited liability company, Carlyle-EEC Holdings, Inc., a Delaware corporation, TC Group, L.L.C., a Delaware limited liability company, and MergerCo (as it may be amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "Recapitalization Agreement"). The Recapitalization Agreement provides for the merger (the "Merger") of MergerCo with and into Carlyle-EEC Holdings, Inc., which shall survive the merger and change its name to EHI. The time of the consummation of the Recapitalization and the Merger is referred to herein as the "Effective Time."

          Immediately after the Effective Time, (A) EHI and Elgar Electronics Corporation, a California corporation and a wholly owned subsidiary of EHI ("Elgar"), will execute an assumption agreement (the "Assumption Agreement") pursuant to which EHI, as survivor of the Merger, will assume all of the obligations of MergerCo under the Purchase Agreement and the Registration Rights Agreement, and Elgar will become a party to the Purchase Agreement and the Registration Rights Agreement as a subsidiary guarantor and unconditionally guarantee the Notes on a senior unsecured basis; and (B) EHI, Elgar (as a subsidiary guarantor), and the Trustee will enter into a first supplemental indenture to this Indenture (the "Supplemental Inden-ture") providing for the express assumption by EHI, as survivor of the Merger, of the covenants, agreements and undertakings of MergerCo in this Indenture and under the Notes, and the guarantee of the Notes by Elgar, as subsidiary guarantor.

          As used herein, the "Company" shall mean MergerCo prior to the Effective Time and EHI as of and after the execution and delivery of the Supplemental Indenture. References to this Indenture as of and after the execution and delivery of the Supplemental Indenture will refer to this Indenture and the Supplemental Indenture and references to each of the Purchase Agreement and the Registration Rights Agreement as of and after the Effective Time will refer to that agreement together with the Assumption Agreement.

          Each party hereto agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE ONE


                     DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          "ACCELERATION NOTICE" has the meaning provided in Section 6.02.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "ADDITIONAL INTEREST" has the meaning provided in the Registration Rights Agreement.

          "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "AFFILIATE TRANSACTION" has the meaning provided in Section 4.11.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "AGENT MEMBER" means any member of, or participant in, the Depository.

          "APPLICABLE PREMIUM" means, with respect to a Note, the greater of (i) 1% of the then outstanding principal amount of such Note and (ii) the excess of
(A) the present value of the remaining required interest and principal payments due on such Note (exclusive of accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.

          "APPLICABLE PROCEDURES" means the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time.

          "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of
(a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sale shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries of the Company (determined on a consolidated basis), or the consolidation or merger of the Company with any other Person, in each case as permitted under Section 5.01, (iii) any disposition of property of the Company or any of its Restricted Subsidiaries that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out, (iv) a Restricted Payment or Permitted Investment that is permitted by Section 4.10 (including, without limitation, any formation of or contribution of assets to a joint venture), (v) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Company or its Subsidiaries,
(vi) the sale of inventory in the ordinary course of business, (vii) the sale of Cash Equivalents or (viii) the sale or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof.

          "AUTHENTICATING AGENT" has the meaning provided in Section 2.02.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BORROWING BASE" means, as of any date, an amount equal to the sum of
(a) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, and

(b) 60% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for the purpose of calculating the Borrowing Base.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or the city in which the Trustee is located are required or authorized by law or other governmental action to be closed.

          "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, Euro-dollar deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of Amer-ica or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or any foreign branch of a U.S. bank, in each case, having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds with assets at least equal to $500.0 million.

          "CEDEL" means Cedel Bank, Societe Anonyme (or any successor securities clearing agency).

          "CERTIFICATED SECURITIES" means Notes in definitive registered form that are registered in the name of a Person other than the Depository or its nominee.

          "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to a Subsidiary of the Company, the Principals and their Related Parties; (ii) the liquidation or dissolution of the Company, other than in a transaction that complies with Section 5.01; (iii) any Person or Group (other than the Principals and their Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.14.

          "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in
Section 4.14.

          "COMMISSION" means the U.S. Securities and Exchange Commission.

          "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "COMPANY" has the meaning provided in the fifth introductory paragraph hereto.

          "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries accrued in accordance with GAAP for such period, (B) Consolidated Fixed Charges and (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales, discon-tinuance of operations (as determined in accordance with GAAP) or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any PRO FORMA expense and cost reductions as determined in accordance with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale, discontinuance or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Acquisition or Asset Sale that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect thereto as if such Asset Acquisition or Asset Sale had occurred at the beginning of the applicable Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements and (3) if it bears, at the option of the Company or the relevant Restricted Subsidiary of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate. For purposes of this definition, whenever PRO FORMA effect is to be given to a transaction, the PRO FORMA calculation shall be made in good faith by the Chief Financial Officer of the Company and ratified by the Board of Directors of the Company.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, PROVIDED that Consolidated Fixed Charges shall not include (x) gain or loss from extinguishment of debt, including write off of debt issuance costs, commissions, fees and expenses, (y) amortization of debt issuance costs, commissions, fees and expenses, or (z) customary commitment, administrative and transaction fees or charges.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or other sales of assets outside the ordinary course of business or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) solely for purposes of Section 4.10, the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income or loss of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal payments or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or subject to clause (d), to a Restricted Subsidiary of the referent Person by such Person, and (f) the fees, expenses and other costs incurred in connection with the Recapitalization, including payments to management contemplated by the Recapitalization Agreement; PROVIDED, HOWEVER, that Net Income shall be deemed to include any increases during such period to consolidated shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the (a) sum of (i) aggregate depreciation, amortization and other non-cash expenses or charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period (including amortization of goodwill, the non-cash costs of agreements evidencing Interest Swap Obligations, Currency Agreements, license agreements, non-competition agreements, non-cash amortization of Capitalized Lease Obligations or management fees, and organization costs), (ii) expenses and charges related to any equity offering or incurrence of Indebtedness permitted to be incurred by this Indenture (including any such expenses or charges relating to the Recapitalization), (iii) the amount of any restructuring charge or reserve, (iv) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, and (v) the amount of any reduction representing a minority interest in Subsidiary Guarantors, MINUS (b) any cash payment with respect to which a charge or reserve referred to in clause (a) was taken in a prior period, in each case, determined on a consolidated basis in accordance with GAAP.

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036.

          "COVENANT DEFEASANCE" has the meaning provided in Section 8.01.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "DEFAULT INTEREST PAYMENT DATE" has the meaning provided in
Section 2.12.

          "DEPOSITORY" means The Depository Trust Company, its nominees and successors and any institution that succeeds The Depository Trust Company as depository and Holder of Global Notes hereunder.

          "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes; PROVIDED that (i) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions described under
Section 4.14 and (ii) the Redeemable Preferred Stock shall not constitute Disqualified Capital Stock.

          "EFFECTIVE TIME" means the time of the consummation of the Recapitalization and the Merger.

          "EHI" means Elgar Holdings, Inc., a Delaware corporation.

          "ELGAR" means Elgar Electronics Corporation, a California corporation.

          "EUROCLEAR" means the Euroclear Clearance System (or any successor securities clearing agency).

          "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "EXCHANGE NOTES" means the 9 7/8% Senior Notes due 2008, Series B to be issued pursuant to the Registration Rights Agreement in exchange for the Initial Notes issued under this Indenture on the Issue Date or Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to
Section 2.02.

          "EXCHANGE OFFER" has the meaning provided in the Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" means the registration statement filed by the Company pursuant to the Registration Rights Agreement.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of
Section 4.15, fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the ac-counting profession of the United States, which are in effect as of the Issue Date.

          "GLOBAL NOTE" has the meaning provided in Section 2.01.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HOLDER" means a registered holder of Notes.

          "INCUR" has the meaning provided in Section 4.12.

          "INDEBTEDNESS" means with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
(viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) above which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebt-edness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Subject to the directly preceding sentence, the amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interests, and (ii) the principal amount thereof in the case of any other Indebtedness. Notwithstanding the foregoing, (i)(a) Obligations of such Persons other than principal, (b) any liability for federal, state or local taxes or other taxes owed by such Person and (c) obligations with respect to performance and surety bonds and completion guarantees in the ordinary course of business will not be considered Indebtedness for purposes of this definition and (ii) the accretion of original issue discount will not be considered the incurrence of Indebtedness.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, own more than 5% of the Capital Stock of the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "INITIAL NOTES" means, collectively, (i) the 9 7/8% Senior Notes due 2008, Series A, of the Company issued on the Issue Date and (ii) one or more series of 9 7/8% Senior Notes due 2008 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in an aggregate principal amount up to $60,000,000, in each case for so long as such securities constitute Restricted Securities.

          "INITIAL PURCHASERS" means BT Alex. Brown Incorporated or any other original purchasers of any Initial Notes issued after the Issue Date.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1)(2),(3) or (7) under the Securities Act.

          "INTEREST" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

          "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

          "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of and the fair market value of Investments (other than common stock) in any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of interest, dividends or distributions in connection with such Investment or any other amounts or assets received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "ISSUE DATE" means February 3, 1998.

          "LEGAL DEFEASANCE" has the meaning provided in Section 8.01.

          "LEHMAN" means J.F. Lehman & Company.

          "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

          "MANAGEMENT AGREEMENT" means the management agreement to be entered into among EHI, Elgar and Lehman at the Effective Time.

          "MATURITY DATE" means February 1, 2008.

          "MERGER" has the meaning provided in the third introductory paragraph hereto.

          "MERGERCO" has the meaning provided in the introductory paragraph hereto.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest or dividends) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset

Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable, (c) repayment of Indebtedness that is secured by the subject assets or required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest (by way of Capital Stock of the Person owning such assets or otherwise) in the assets that are subject to the Asset Sale.

          "NET PROCEEDS OFFER" has the meaning provided in Section 4.15.

          "NET PROCEEDS OFFER AMOUNT" has the meaning provided in Section 4.15.

          "NET PROCEEDS OFFER PAYMENT DATE" has the meaning provided in
Section 4.15.

          "NET PROCEEDS OFFER TRIGGER DATE" has the meaning provided in
Section 4.15.

          "NEW CREDIT FACILITY" means the Credit Agreement dated as of February 3, 1998, among EHI, Elgar, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "NOTE GUARANTEE" means the guarantee of the Obligations of the Company with respect to the Notes by each Subsidiary Guarantor pursuant to the terms of this Indenture.

          "NOTES" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

          "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING MEMORANDUM" means the confidential Offering Memorandum dated January 30, 1998 of EHI relating to the offering of the Notes.

          "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors in a Board Resolution serving in a similar capacity.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

          "PAYING AGENT" has the meaning provided in Section 2.03.

          "PERMANENT REGULATION S GLOBAL NOTE" has the meaning provided in
Section 2.01.

          "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

              (i) Indebtedness under the Notes issued in the Offering and any Note Guarantees;

             (ii) Indebtedness incurred pursuant to the New Credit Facility and/or one or more other credit facilities (including any guarantees of such Indebtedness) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $15 million, and (y) the amount of the Borrowing Base; less, in the case of preceding clause (x), any amount applied to the permanent reduction of such credit facilities pursuant to
     Section 4.15;

            (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

             (iv) Indebtedness in respect of Interest Swap Obligations of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

              (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

             (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the New Credit Facility; PROVIDED that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the New Credit Facility owns or holds any such Indebtedness, such date shall be deemed the incurrence of Indebtedness;

            (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the New Credit Facility; PROVIDED that (a) any Indebt-edness of the Company to any Wholly Owned Restricted Subsidiary of the Company which is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness, such date shall be deemed the incurrence of Indebtedness;

           (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within three Business Days of incurrence;

             (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding worker's compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or other obligations, such obligations are reimbursed within 30 days following such drawing;

              (x) Indebtedness (A) represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries or (B) Indebtedness under purchase money mortgages or secured by purchase money security interests, in the case of (A) or (B) incurred for the purpose of leasing or financing or refinancing all or any part of the purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so leased, acquired (directly or indirectly), constructed or improved and
     (y) such Indebtedness is created within 90 days of the acquisition or completion of construction or improvement of the related property or asset, provided that the aggregate principal amount of Indebtedness under clause (A) and (B) does not exceed the greater of (a) $8.0 million or (b) 7.5% of Total Assets and, any Refinancing of Indebtedness permitted under clause (A) or (B) the aggregate amount of which does not exceed the greater of (a) $8.0 million or (b) 7.5% of Total Assets;

             (xi)   Refinancing Indebtedness;

            (xii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

           (xiii) guarantees of Indebtedness otherwise permitted under this Indenture; and

            (xiv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Facility).

          "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment made by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding;
(v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of debts;

(vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale or other disposition of assets made in compliance with Section 4.15; (viii) Investments in existence on the Issue Date; (ix) any acquisition of assets solely in exchange for the issuance of Qualified Equity Interests of the Company; (x) commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business; (xi) guarantees of Indebtedness otherwise permitted under this Indenture; and (xii) other Investments that do not exceed the greater of $5.0 million or 10% of Total Assets in the aggregate at any time outstanding.

          "PERMITTED LIENS" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv)  judgment Liens not giving rise to an Event of Default;

          (v) easements, rights-of-way, zoning restrictions, eminent domain proceedings and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (vi) any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

        (vii) purchase money Liens to finance the acquisition, construction or improvement of property or assets of the Company or any Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that the related Indebtedness shall not exceed the cost of the acquisition, construction or improvement of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired whether through the direct acquisition of such property or assets or indirectly through the acquisition of the Capital Stock of any Person owning such property or assets constructed or improved, and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or completion of construction or improvement;

       (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

         (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

        (xii)  Liens securing Indebtedness under Currency Agreements;

       (xiii)  Liens securing Acquired Indebtedness incurred in accordance with
     Section 4.12; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

        (xiv) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness under the New Credit Facility or one or more other credit facilities in a principal amount not to exceed the sum of
     (1) the principal amount of Indebtedness permitted by clause (ii) of the definition of "Permitted Indebtedness" and (2) the principal amount of Indebtedness permitted by clause (xiv) of the definition of "Permitted Indebtedness" to the extent such Indebtedness is incurred under the New Credit Facility;

         (xv) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness incurred under clause (xiv) of the definition of "Permitted Indebtedness";

        (xvi) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

       (xvii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business of the Company or such Restricted Subsidiary;

      (xviii)  leases or subleases to third parties;

        (xix) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Restricted Subsidiaries; and

         (xx) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xix); provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets.

          "PERSON" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "PRINCIPALS" means (i) Lehman and each Affiliate of Lehman as of the Issue Date, (ii) JFL-EEC LLC, J.F. Lehman Equity Investors I, L.P. and the other members of JFL-EEC LLC on the Issue Date and their Affiliates, (iii) each officer or employee of Lehman or any such member referred to in clause (ii) as of the Issue Date and (iv) each of the foregoing's family members, legal representatives or guardians, heirs and legatees and trusts, partnerships and corporations the sole beneficiaries, partners or shareholders, as the case may be, of which are family members.

          "PRIVATE EXCHANGE NOTES" has the meaning provided in the Registration Rights Agreement.

          "PRIVATE PLACEMENT LEGEND" has the meaning provided in Section 2.15.

          "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

          "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          "PURCHASE AGREEMENT" means the Purchase Agreement dated as of January 30, 1998 between MergerCo and the Initial Purchaser.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

          "QUALIFIED EQUITY INTEREST" means any Qualified Capital Stock and all warrants, options or other rights to acquire Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock that is convertible into or exchangeable for Qualified Capital Stock).

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

          "RECAPITALIZATION" means the recapitalization of EHI pursuant to the Recapitalization Agreement providing for the merger of MergerCo, a company formed by Lehman, with and into EHI and related transactions contemplated thereby.

          "RECAPITALIZATION AGREEMENT" means the Agreement and Plan of Merger dated as of January 2, 1998 by and among JFL-EEC LLC, MergerCo, Carlyle-EEC Holdings, Inc. (which will change its name to EHI Holdings, Inc. upon consummation of the Recapitalization) and TC Group, L.L.C.

          "RECORD DATE" means the Record Date specified in the Notes.

          "REDEEMABLE PREFERRED STOCK" means the Series A 10% Cumulative Redeemable Preferred Stock of the Company, par value $.01 per share.

          "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

          "REFERENCE DATE" has the meaning provided in Section 4.10.

          "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.12 (other than pursuant to clause (ii), (iv), (v), (vi), (vii),
(viii), (ix), (x) or (xiv) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "REGISTRAR" has the meaning provided in Section 2.03.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date between MergerCo and the Initial Purchaser and any other registration rights agreement covering similar matters that may be executed and delivered by the Company and the Subsidiary Guarantor in connection with the issuance of any Initial Notes after the Issue Date.

          "REGULATION S" means Regulation S under the Securities Act.

          "RELATED PARTY" with respect to any Principal means (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or
(B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "REPLACEMENT ASSETS" has the meaning provided in Section 4.15.

          "RESTRICTED PAYMENT" has the meaning provided in Section 4.10.

          "RESTRICTED PERIOD" means the period of 40 days commencing on the day after the later of (a) the day on which the Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the date of this Indenture; provided that promptly after the occurrence of the date described in clause (a), the Company shall give written notice thereof to the Trustee, identifying therein the day on which the Restricted Period expires.

          "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SENIOR OFFICER" means the Chief Executive Officer or the Chief Financial Officer of the Company.

          "SHELF REGISTRATION STATEMENT" has the meaning provided in the Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

          "SPECIFIED AFFILIATE PAYMENTS" means: (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any future, present or former employee, director, officer or consultant of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock in any fiscal year shall not exceed the sum of
(a) $250,000, (b) the cash proceeds received by the Company after the Issue Date from the sale of Qualified Capital Stock to employees, directors or officers of the Company and its Subsidiaries that occurs in such fiscal year (to the extent such proceeds do not provide the basis for any other Restricted Payment) and (c) amounts referred to in clauses (a) through (b) that remain unused from the immediately preceding fiscal year; (ii) repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Capital Stock; (iii) payments by the Company to members of management of the Company and its Subsidiaries in connection with the Recapitalization to the extent disclosed in the Offering Memorandum; and (iv) any transaction contemplated by any tax sharing agreement or any other agreement as in effect on the Issue Date (including, without limitation, the Recapitalization Agreement and the Management Agreement) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect), including distributions to effect the Recapitalization. Amounts referred to in clause
(i), but not other Specified Affiliate Payments, shall constitute Restricted Payments for purposes of clause (iii) of the first paragraph of Section 4.10.

          "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

          "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that is a party to a Note Guarantee pursuant to the terms of this Indenture.

          "SUPPLEMENTAL INDENTURE" has the meaning provided in the fourth introductory paragraph hereto.

          "SURVIVING ENTITY" has the meaning provided in Section 5.01.

          "TEMPORARY REGULATION S GLOBAL NOTE" has the meaning provided in
Section 2.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03; PROVIDED, HOWEVER, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "TOTAL ASSETS" means, at any time, the total consolidated assets of the Company and its Restricted Subsidiaries at such time. For the purposes of paragraph (x) of the definition of "Permitted Indebtedness" and paragraph (xii) of the definition of "Permitted Investments," Total Assets shall be determined giving PRO FORMA effect to the lease, acquisition, construction or improvement of the assets being leased, acquired, constructed or improved with the proceeds of the relevant In-debtedness or the making of such Permitted Investment, as the case may be.

          "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; PROVIDED, HOWEVER, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with
Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GOVERNMENT OBLIGATIONS" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

          SECTION 1.02.  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the Indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; PROVIDED, HOWEVER, that any refer-ence to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                  ARTICLE TWO


                                   THE NOTES

          SECTION 2.01.  FORM AND DATING.

          The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Immediately after the Effective Time, the Company shall cause each Note to have an executed Note Guarantee from each Subsidiary Guarantor endorsed thereon or attached thereto substantially in the form of EXHIBIT E hereto.

          The terms and provisions contained in the Notes, annexed hereto as EXHIBITS A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in their initial distribution to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more global notes, substantially in the form set forth in EXHIBIT A (the "Global Note"), which shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct), and shall bear such applicable legends as are provided for in Section
2.15.  The aggregate principal amount of the

Global Note may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, in connection with a corresponding decrease or increase in the aggregate principal amount of the Temporary Regulation S Global Notes or the Permanent Regulation S Global Note.

          Notes offered and sold in reliance on Regulation S shall initially be in the form of temporary Global Notes which shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Notes represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Notes shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period shall have expired, such temporary Global Notes shall be referred to herein as a "Temporary Regulation S Global Note." After such time as the Restricted Period shall have expired and the certifications referred to below in the next succeeding paragraph shall have been provided, interests in such Temporary Regulation S Global Notes shall be exchanged (as initiated by the beneficial owners of interests therein) for interests in like Global Notes, referred to herein collectively as the "Permanent Regulation S Global Note," in substantially the form set forth in EXHIBIT A, with such applicable legends as are provided for in
Section 2.15. Such Permanent Regulation S Global Notes shall be registered in the name of the Depository or its nominee and deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Notes represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Note or the Permanent Regulation S Global Note may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Interests in a Temporary Regulation S Global Note may be exchanged for interests in a Permanent Regulation S Global Note only after (a) the expiration of the Restricted Period, (b) delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "Owner Securities Certification") substantially in the form of EXHIBIT F hereto, and (c) upon delivery by Euroclear or CEDEL to the

Trustee of a written certification (a "Depository Securities Certification") substantially in the form attached hereto as EXHIBIT G. Upon receipt by the Trustee of the Depository Securities Certification and the notification from the Depository described in clause (iv) of the next succeeding paragraph, the Trustee will exchange the portion of the Temporary Regulation S Global Note covered by such certification for interests in a Permanent Regulation S Global Note. The delivery by such holder of a beneficial interest in such Temporary Regulation S Global Note of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such holder's beneficial interest in the Temporary Regulation S Global Note for a beneficial interest in the Permanent Regulation S Global Note upon the expiration of the Restricted Period in accordance with the next succeeding paragraph.

          Upon:

            (i)     the expiration of the Restricted Period;

           (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

          (iii)     receipt by the Depository of:

                    (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depository to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Permanent Regulation S Global Note in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Note for which the necessary certifications have been delivered; and

                    (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest; and

            (iv) receipt by the Trustee of notification from the Depository in accordance with the Applicable Procedures requesting the exchange of a principal amount of the Tem-porary Regulation S Global Note identified therein for the same amount of the Permanent Regulation S Global Note and from Euroclear or CEDEL, as the case may be, of Depository Securities Certifications, the Trustee, as Registrar, shall, or shall instruct the Depository to, reduce the principal amount of such Temporary Regulation S Global Note, and increase the principal amount of such Permanent Regulation S Global Note, by the principal amount of the beneficial interest in such Temporary Regulation S Global Note to be so transferred, and the Depository shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Permanent Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Note was reduced upon such transfer.

          Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "Certificated Securities") and, if required, shall bear the Private Placement Legend set forth in Section 2.15. All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

          SECTION 2.02.  EXECUTION AND AUTHENTICATION;
                         AGGREGATE PRINCIPAL AMOUNT.

          Two Officers, or an Officer and an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company, and the Note Guarantees for the Subsidiary Guarantors, by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Note or a Note Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authenti-cation on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000 in one or more series, provided that the aggregate principal amount of Initial Notes on the Issue Date is $90,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Exchange Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Exchange Notes and whether (subject to Section 2.01) the Notes are to be issued as Certificated Securities or Global Notes or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Sections 2.07 and 2.08.

          In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined by the Company to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding.

          Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.14 and 4.15, neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' written notice to the Company.

          SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

          SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall, subject to Section 2.17, register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes (and each Subsidiary Guarantor shall execute a Note Guarantee thereon). No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.04, 4.14, 4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes (whether pursuant to a Change of Control Offer, a Net Proceeds Offer or otherwise) and ending at the close of business on the day of such mailing,
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part or
(iii) between a Record Date and the next succeeding Interest Payment Date.

          Any holder of a beneficial interest in a Global Note, by acceptance of such Global Note, agrees that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

          Neither the Company nor the Trustee shall be liable for any delay by the Holder of a Global Note or the Depository in identifying the beneficial owners of any Note and the Company and the Trustee may conclusively rely on instructions from the Holder of a Global Note or the Depository for all purposes.

          SECTION 2.07.  REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and each Subsidiary Guarantor shall execute a Note Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide satisfactory evidence of such loss, destruction or taking, and an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, the Subsidiary Guarantors and the Trustee, to protect the Company, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Company and the Subsidiary Guarantors. The Company and the Trustee each may charge such Holder for its expenses in replacing such Note.

          SECTION 2.08.  OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because an Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date, the Maturity Date, the Change of Control Payment Date or the Net Proceeds Offer Payment Date, the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

          SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

          SECTION 2.10.  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes and the Subsidiary Guarantors shall prepare temporary Note Guarantees thereon upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and execute, the Trustee shall authenticate, and the Subsidiary Guarantors shall execute Note Guarantees on, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

          SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          SECTION 2.12.  DEFAULTED INTEREST.

          The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay in-terest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; PROVIDED, HOWEVER, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

          SECTION 2.13.  CUSIP NUMBERS.

          The Company in issuing the Notes may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

          SECTION 2.14.  DEPOSIT OF MONIES.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have (i) deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Net Proceeds Offer Payment Date, as the case may be or (ii) at the option of the Company, mailed to the registered address of each Holder of Notes a check in the amount of the cash payment due in a timely manner which permits the Holders to receive payment on the Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date or Net Proceeds Offer Payment Date, as the case may be.

          SECTION 2.15.  RESTRICTIVE LEGENDS.

          Each Global Note and Certificated Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR

     FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO UNDER 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE), UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF,
     (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a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

     PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE GOVERNING THIS NOTE.

          Each Temporary Regulation S Global Note shall bear the following legend on the face thereof:

          THIS SECURITY IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEM-

     PORARY REGULATION S GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL NOTE OR IN A PERMANENT REGULATION S GLOBAL NOTE UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITORY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

          Each Permanent Regulation S Global Note or certificated Regulation S security shall bear the following legend on the face thereof:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

          SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Depository or its custodian and (iii) bear legends as set forth in Section 2.15.

          Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of the Depository and the provisions of
Section 2.17. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Certificated Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Certificated Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Subsidiary Guarantors shall execute Note Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Certificated Securities of authorized denominations registered in the names of such beneficial owners.

          (e) Any Certificated Security constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the Private Placement Legend applicable to the Certificated Securities set forth in Section 2.15.

          (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

           (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Certificated Securities) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Certificated Securities of like tenor and amount.

         (b) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or
     (y) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Certificated Securities which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global
     Note in an amount equal to the principal amount of the Certificated Securities to be transferred, and the Trustee shall cancel the Certificated Securities so transferred.

          (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Company nor any Af-filiate of the Company has held any beneficial interest in such Note, or portion thereof, prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain in accordance with its customary procedure copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (e)  TRANSFERS OF NOTES HELD BY AFFILIATES.  Any certificate
(i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate of the Company (other than by an Affiliate of the Company) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.15, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                                 ARTICLE THREE


                                  REDEMPTION

          SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes and Section 3.03, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.01 at least 45 but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes, the Redemption Date, the redemption price and the principal amount of the Notes to be redeemed.

          If the Company is required to make an offer to purchase Notes pursuant to the provisions of Section 4.14 or 4.15 hereof, it shall furnish to the Trustee at least 45 days but not more than 60 days before a Change of Control Payment Date or the Net Proceeds Payment Date, as the case may be (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the Change of Control Payment Date or the Net Proceeds Payment Date, as the case may be, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) a statement to the effect that
(a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4.15 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

          SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate;

PROVIDED, HOWEVER, that no Notes of a principal amount of U.S. $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

          SECTION 3.03.  REDEMPTION.

          (a) OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

     Year                                                   Percentage
     ----                                                   ----------
    2003 . . . . . . . . . . . . . . . . . . . . . . .        104.938%
    2004 . . . . . . . . . . . . . . . . . . . . . . .        103.292%
    2005 . . . . . . . . . . . . . . . . . . . . . . .        101.646%
    2006 and thereafter. . . . . . . . . . . . . . . .        100.000%

          (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to February 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Notes issued under this Indenture after the Issue Date, at a redemption price equal to

109.875% of the principal amount thereof plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of redemption; PROVIDED that at least 65% of the sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Notes issued under this Indenture after the Issue Date remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          (c) OPTIONAL REDEMPTION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control prior to February 1, 2003, the Notes will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days prior notice to each Holder of Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date plus (iii) the Applicable Premium.

          SECTION 3.04.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least three Business Days (or such shorter period as shall be agreed to by the Trustee) before the intended mailing date. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

          Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the redemption price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          No representation is made as to the accuracy of the CUSIP numbers listed in such notice or printed on the Notes.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

          SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the redemption price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the redemption price. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of notice to any other Holder.

          SECTION 3.06.  DEPOSIT OF REDEMPTION PRICE.

          On or before 11:00 a.m. New York City time on the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such redemption price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.07.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 3.08.  SINKING FUND.

          There shall be no sinking fund for the payment of principal on the Notes to the Holders.

                                 ARTICLE FOUR


                                  COVENANTS

          SECTION 4.01.  PAYMENT OF NOTES.

          (a) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

          (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay in a timely manner the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

          (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

          SECTION 4.03.  CORPORATE EXISTENCE.

          Except as provided in Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each such Restricted Subsidiary;

PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

          SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of the Restricted Subsidiaries or properties of the Company or any of the Restricted Subsidiaries of the Company and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of the Restricted Subsidiaries of the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.05.  [Intentionally Omitted]

          SECTION 4.06.  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of such officers' knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

          (b) So long as any of the Notes are outstanding, if any Default or Event of Default has occurred and is continuing, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its actually becoming aware of such occurrence.

          SECTION 4.07.  COMPLIANCE WITH LAWS.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

          SECTION 4.08.  REPORTS TO HOLDERS.

          The Company shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission from and after the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA
Section  314(a).

          SECTION 4.09.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Equity Interests of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (except the prepayment, purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, purchase, repurchase or other acquisition or retirement) or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with

Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company from the first day of the Company's first fiscal quarter commencing after the Issue Date to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from (i) the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Equity Interests of the Company and (ii) Indebtedness or Disqualified Capital Stock that has been converted into or exchanged for Qualified Equity Interests together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) an amount equal to the net reduction in Investment made pursuant to this first paragraph of Section 4.10 in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (determined and valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any purchase or redemption within 60 days after the date of declaration of such dividend or the giving of any irrevocable notice in respect of any such purchase or redemption if the dividend or purchase or redemption would have been permitted on the date of declaration or the giving of such irrevocable notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the

Company, either (i) solely in exchange for Qualified Equity Interests of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of Qualified Equity Interests of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for Qualified Equity Interests of the Company, or
(ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (A) Qualified Equity Interests of the Company or (B) Refinancing Indebtedness; (4) to the extent constituting Restricted Payments, the Specified Affiliate Payments; (5)
(i) without limitation of the parenthetical in clause (a) of the preceding paragraph, the payment of any regular quarterly dividends in respect of the Redeemable Preferred Stock in the form of additional shares of Redeemable Preferred Stock having the terms and conditions set forth in the Certificate of Designations for the Redeemable Preferred Stock as in effect on the Issue Date; and (ii) commencing January 31, 2001, the payment of regular quarterly cash dividends (in the amount no greater than that provided for in the Certificate of Designations for the Redeemable Preferred Stock as in effect on the Issue Date), out of funds legally available therefor, on any of the shares of Redeemable Preferred Stock issued and outstanding on the Issue Date and on any shares of Redeemable Preferred Stock issued in payment of dividends made or subsequently issued in payment of dividends thereon in respect of such shares of Redeemable Preferred Stock outstanding on the Issue Date; PROVIDED that, at the time of and immediately after giving effect to the payment of such cash dividend, the Consolidated Fixed Charge Coverage Ratio, giving PRO FORMA effect to the payment of such dividend as if it had occurred at the beginning of the four full fiscal quarters immediately preceding the date on which the dividend is to be paid, would have been equal to at least 2.0 to 1.0 and (6) Restricted Payments in an aggregate amount not to exceed $2.5 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) without duplication, (2)(ii), 3(ii)(A), (4) (to the extent provided in the definition of "Specified Affiliate Payments"), (5)(ii) and (6) shall be included in such calculation and all other Restricted Payments permitted pursuant to this paragraph shall be excluded from such aggregate amount of Restricted Payments.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

          In making the computations required by this Section 4.10, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transactions permitted by clause (i), (iv), (v), (vi) or (viii) of paragraph (b), or clause (i) of paragraph (c), of Section 4.11 shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

          SECTION 4.11.  LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or other property with a fair mar-ket value in excess of $2.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $7.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The restrictions set forth in paragraph (a) above shall not apply to (i) reasonable fees and compensation paid to and indemnity provided for the benefit of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) the transactions and payments contemplated by any agreement as in effect as of the Issue Date (including, without limitation, the Recapitalization Agreement and the Management Agreement) or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) the payment to the Principals or their Related Parties and Affiliates of annual management and advisory fees and related expenses; PROVIDED that the amount of such fees shall not exceed $500,000 per fiscal year; (v) loans and advances (or guarantees of third party loans) to officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $250,000 at any time outstanding; (vi) the payment of fees and expenses related to the Recapitalization; (vii) Permitted Investments and Restricted Payments permitted by this Indenture and (viii) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement, indemnification agreement, benefit plan or similar arrangement for the benefit of directors or officers entered into in the ordinary course of business.

          (c) In addition, the last sentence of paragraph (a) shall not apply to (i) payments by the Company or any of its Restricted Subsidiaries to the Principals or their Related Parties and Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisition or divestitures, which payments are approved by the Board of Directors of the Company in good faith, and (ii) Indebtedness permitted by paragraph (xiv) of the definition of "Permitted Indebtedness."

          SECTION 4.12.  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, or become liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Subsidiary Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

          For the purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is otherwise entitled to be incurred pursuant to this Section 4.12, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section
4.12 and such items of indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.12.

          The Company will not incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes pursuant to subordination provisions that are sub-stantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company.

          SECTION 4.13.  LIMITATION ON DIVIDEND AND OTHER PAYMENT
                         RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) this Indenture; (2) any security or pledge agreements, leases or options (or similar agreements) containing customary restrictions on transfers of the assets encumbered thereby or leased or subject to option or on the transfer or subletting of the leasehold interest represented thereby; (3) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (5) any contracts for the sale of assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, pending the closing of such sale or disposition, PROVIDED that any such restriction relates solely to the assets that are the subject of such agreement; (6) restrictions on cash or other deposits or net worth imposed by leases entered into in the ordinary course of business; (7) customary provisions in joint venture agreements and other similar agreements;
(8) the New Credit Facility; (9) any agreement or instrument governing Capital Stock of any Person that is acquired; and (10) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of contracts, instruments or obligations referred to in clauses (1) through (9); PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other transfer restrictions than those contained in the dividend or other transfer restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          SECTION 4.14.  CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, unless irrevocable notice of redemption for all of the Notes is given within 30 days after such Change in Control in accordance with Section 3.03(c), each Holder shall have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

          (b) Within 30 days following the date upon which the Change of Control occurred, unless irrevocable notice of redemption for all of the Notes is given within 30 days after such Change in Control in accordance with Section 3.03(c), the Company shall send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

           (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (iii)  that any Note not tendered shall continue to accrue interest;

           (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

           (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vii) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

         (viii) the circumstances and relevant facts regarding such Change of Control.

          On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Certificated Securities, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Global Notes a new Global Note or Notes or, in the case of Certificated Securities, mail to each Holder new Certificated Securities, as ap-plicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Certificated Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will notify the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.14 relating to the Company's obligation to make a Change of Control Offer or a Holder's right to redemption upon a Change of Control.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.14 by virtue thereof.

          SECTION 4.15.  LIMITATION ON ASSET SALES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or, in the case of liabilities of a Restricted Subsidiary, any Note Guarantee of such Subsidiary) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be cash for purposes of this clause (ii); PROVIDED, FURTHER, HOWEVER, that this clause (ii) shall not apply to any sale of Capital Stock of or other Investments in Unrestricted Subsidiaries and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay (and, in the case of any Indebtedness under any revolving credit facility, including the New Credit Facility, effect a permanent reduction in the availability under such revolving credit facility) any Indebtedness, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A),
(iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of such Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes issued under this Indenture equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest or dividends received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.15.
The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Pro-ceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 4.15, and shall comply with the provisions of this Section 4.15 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15.

          Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; PROVIDED that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

          Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

          The notice, which shall govern the terms of the Net Proceeds Offer, shall include such disclosures as are required by applicable law and shall state:

           (i)  that the Net Proceeds Offer is being made pursuant to this
     Section 4.15;

          (ii) the purchase price (including the amount of accrued interest, if any) to be paid for Notes purchased pursuant to the Net Proceeds Offer and the Net Proceeds Payment Date;

         (iii) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (iv) that, unless the Company defaults on making the payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date;

           (v) that Holders accepting the Net Proceeds Offer to have their Notes purchased pursuant to the Net Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Payment Date;

          (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the second Business Day prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

        (viii) any other procedures that a Holder must follow to accept a Net Proceeds Offer or effect withdrawal of such acceptance; and

          (ix)  the name and address of the Paying Agent.

          On the Net Proceeds Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer in accordance with this Section 4.15, (ii) deposit timely with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Notes to be purchased in accordance with this Section 4.15 and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to and accepted for payment by the Company.

          For purposes of this Section 4.15, the Trustee shall act as the Paying Agent. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holders, a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company will send to the Trustee and the Holders of Notes on or as soon as practicable after the Net Proceeds Payment Date a notice setting forth the results of the Net Proceeds Offer. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          SECTION 4.16.  LIMITATION ON PREFERRED STOCK OF
                         RESTRICTED SUBSIDIARIES.

          The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

          SECTION 4.17.  LIMITATION ON LIENS.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except in each case for
(A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;
(C) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (D) Permitted Liens.

          SECTION 4.18.  LIMITATION OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

          The Company will not permit any of its domestic Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to guarantee any Indebtedness of the Company unless, in any such case, (a) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a Note Guarantee by such Restricted Subsidiary and (b) if any such guarantee of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Note Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture.

          SECTION 4.19.  CONDUCT OF BUSINESS.

          The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or complementary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date (as determined in good faith by the Board of Directors of the Company).

                                 ARTICLE FIVE


                             SUCCESSOR CORPORATION

          SECTION 5.01.  MERGER, CONSOLIDATION AND SALE OF ASSETS.

          (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.12; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers'

Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (c) Notwithstanding clauses (ii), (iii) and (iv) of paragraph (a) of this Section 5.01, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and
(ii) EHI may merge with (A) Elgar at any time following the Issue Date, or
(B) an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

          (d) Notwithstanding the foregoing, the merger of MergerCo with and into EHI as contemplated by the Recapitalization Agreement on the Issue Date shall be permitted.

          SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and thereafter the Company will be discharged from all of its obligations and covenants under the Indenture and Notes.

                                  ARTICLE SIX


                                   REMEDIES

          SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" means any of the following events:

          (a) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (b) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after written notice specifying the default (and demanding that such default be remedied) is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

          (e) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (f) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                (i)  commences a voluntary case or proceeding;

               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

              (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

               (iv) makes a general assignment for the benefit of its creditors; or

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

              (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of their properties taken as a whole, or

             (iii) orders the liquidation of the Company or any of its Significant Subsidiaries,

     and in each case the order or decree remains unstayed and in effect for 60 days.

          SECTION 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in paragraph (f) or (g) of Section 6.01 relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the

Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in paragraph (f) or (g) of Section 6.01 relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and any other amounts due to the Trustee pursuant to the provisions of Section 7.07. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  OTHER REMEDIES.

          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          (b) All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Prior to the acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in paragraph (a) or (b) of Section 6.01 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This Section 6.04 shall be in lieu of Section
 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 6.05.  CONTROL BY MAJORITY.

          Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which adequate indemnity provided to the Trustee against such liability is not reasonably assured to it; PROVIDED, FURTHER, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 6.06.  LIMITATION ON SUITS.

          No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

          The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, such Note on or after the respective due dates expressed or provided for in such Note.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

          SECTION 6.07.  RIGHT OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest or Additional Interest, if any, on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in paragraph (a) or (b) of Section
6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee pursuant to the provisions of Section 7.07.

          SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the cost and expenses of collection;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest (including any Additional Interest);

          Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

          Fourth:  the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                 ARTICLE SEVEN


                                   TRUSTEE

          SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need undertake to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and
Section 7.02.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.02.  RIGHTS OF TRUSTEE.

          Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05.
     The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys during reasonable business hours and subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Company and its Subsidiaries.

          (f) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this

     Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (i) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received written notice thereof from the Company or any Holder of the Notes.

          SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05.  NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after May 15 of each year beginning with 1998, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

          SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

          The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including those costs and expenses pursuant to this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly in writing of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder except to the extent such failure shall have prejudiced the Company. At the Company's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED, HOWEVER, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel, PROVIDED that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith. The Company need not pay any settlement made without its consent (which consent shall not unreasonably be withheld).

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest or Additional Interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in paragraph (f) or (g) of Section 6.01 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

          SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          The Trustee may resign at any time upon not less than 10 Business Days' notice by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, pow-ers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a subsidiary of another bank or a corporation included in a bank holding company system, the related bank or bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a subsidiary of another bank or a corporation included in a bank holding company system, the Trustee, independently of such bank or bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE EIGHT


                         DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

          This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"), this Indenture and the Note Guarantees. Such Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Note Guarantees and cured all then existing Defaults and Events of Default, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes when such payments are due and of the defeasance trust referred to below, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to covenants contained in Sections 4.04, 4.08 and 4.10 through 4.19 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, those events described under Section 6.01 (except those events described in paragraph (a), (b), (f) and (g) of Section 6.01) will no longer constitute an Event of Default with respect to the Notes.

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. Legal Tender, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default under paragraph (f) or (g) of Section 6.01 from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or re-lating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and conclusions, after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the Bankruptcy Code or, in the case of Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

          SECTION 8.02.  APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

          SECTION 8.03.  REPAYMENT TO THE COMPANY.

          Subject to Sections 7.07 and 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any U.S. Legal Tender or U.S. Government Obligations held by them at any time that, in the opinion of a nationally recognized firm of independent public accountants as certified to the Trustee, is excess funds and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; PROVIDED, HOWEVER, that the Company shall, if requested by the Trustee or Paying Agent, give to the Trustee or Paying Agent, indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such paying; PROVIDED, FURTHER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.04.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations and those of the Subsidiary Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

          SECTION 8.05.  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

          After (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01, PROVIDED the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

                                    ARTICLE NINE


                           MODIFICATION OF THE INDENTURE

          SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

          Subject to the provisions of Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor in this Indenture and in the Notes; or (b) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor; or (c) to add additional Events of Defaults; or (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or (f) to secure the Notes or any Note Guarantee; or (g) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provisions in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause (g) do not adversely affect the interests of the Holders in any material respect; or (h) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the TIA; or (i) to release any Subsidiary Guarantor from its Note Guarantee in accordance with the provisions of this Indenture (including in connection with a sale of all of the Capital Stock of such Subsidiary Guarantor) or (j) to enter into the Supplemental Inden-ture as provided herein or (k) to provide for the issuance of Initial Notes subsequent to the Issue Date pursuant to Section 2.02. In formulating its opinion on the matters in clause (g), the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Notwithstanding the foregoing, the Trustee, the Subsidiary Guarantors and the Company may not make any change pursuant to this
Section 9.01 that adversely affects the rights of any Holder under this Indenture without the consent of such Holder.

          Upon the request of the Company and the Subsidiary Guarantors accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee may but shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.02.  WITH CONSENT OF HOLDERS.

          The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

          Upon the request of the Company and the Subsidiary Guarantors accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of the Notes affected thereby, an amendment or waiver may not, directly or indirectly:
(i) reduce the amount of Notes whose Holders must consent to an amendment;
(ii) reduce the rate of or change the time for payment of and interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in a manner which adversely affects the Holders; or (vii) release any Subsidiary Guarantor from any of its obligations under its Note Guarantee other than in accordance with the terms of this Indenture.

          SECTION 9.03.  COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; PROVIDED, HOWEVER, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

          The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90-day period.

          SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

          SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, meeting the requirements of Sections 11.04 and 11.05 and stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, PROVIDED, HOWEVER, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN


                                 GUARANTEE OF NOTES

          SECTION 10.01. UNCONDITIONAL GUARANTEE.

          Subject to the provisions of this Article Ten, each Subsidiary Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior unsecured basis (such guarantee to be referred to herein as a "Note Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and any Additional Interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) and all other obligations shall be promptly paid in full or performed, all in ac-cordance with the terms hereof and thereof (including any applicable grace periods); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Notes or the Trustee to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee.
This Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee.

          No stockholder, officer, director, employee or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Note Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          SECTION 10.02. LIMITATIONS ON GUARANTEES.

          The obligations of any Subsidiary Guarantor under its Note Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Subsidiary Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state of the United States or the District of Columbia.

          SECTION 10.03. EXECUTION AND DELIVERY OF NOTE GUARANTEE.

          To further evidence the Note Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form of EXHIBIT E, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of two Officers of the Subsidiary Guarantor, each of whom shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Each of the Subsidiary Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Note Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

          SECTION 10.04. RELEASE OF SUBSIDIARY GUARANTORS.

               (a) The Note Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Note Guarantee was executed and delivered; (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; PROVIDED that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture, (iii) the designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture or
(iv) the sale or other disposition of shares of Capital Stock of such Subsidiary to a Person other than the Company or a Restricted Subsidiary such that such Subsidiary ceases to constitute a Subsidiary of the Company, provided such disposition is otherwise in accordance with the provisions of this Indenture.
If such Subsidiary Guarantor is not so released, such Subsidiary Guarantor or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Note Guarantee as provided in this Article Ten.

          (b) The Trustee shall deliver an appropriate instrument evidencing the release of any Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04, PROVIDED the legal counsel delivering such Opinion of

Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

          The Trustee shall execute any documents reasonably requested by the Company or any Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

          Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into, or shall prevent any sale or conveyance of the property of such Subsidiary Guarantor as an entirety or substantially as an entirety to, the Company or another Subsidiary Guarantor that is a Restricted Subsidiary of the Company.

          SECTION 10.05. WAIVER OF SUBROGATION.

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Subsidiary Guarantor's obligations under this Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether ma-tured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

          SECTION 10.06. IMMEDIATE PAYMENT.

          Each Subsidiary Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

          SECTION 10.07. OBLIGATIONS CONTINUING.

          The obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full or released pursuant to Section 10.04.
Each Subsidiary Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder.

          SECTION 10.08. OBLIGATIONS REINSTATED.

          The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

          SECTION 10.09. OBLIGATIONS NOT AFFECTED.

          The obligations of each Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring be-fore, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise.

          SECTION 10.10. WAIVER.

          Without in any way limiting the provisions of Section 10.01 hereof, each Subsidiary Guarantor hereby waives notice or proof of reliance by the Holders upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations, or other notice or formalities to the Company of any kind whatsoever.

          SECTION 10.11. NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

          SECTION 10.12. DEALING WITH THE COMPANY AND OTHERS.

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

          (d)  accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

          SECTION 10.13. DEFAULT AND ENFORCEMENT.

          If any Subsidiary Guarantor fails to pay in accordance with
Section 10.06, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the obligations.

          SECTION 10.14. AMENDMENT, ETC.

          No amendment, modification or waiver of any provision of this Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee.

          SECTION 10.15. ACKNOWLEDGMENT.

          Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

          SECTION 10.16. COSTS AND EXPENSES.

          Each Subsidiary Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

          SECTION 10.17. NO WAIVER; CUMULATIVE REMEDIES.

          No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

          SECTION 10.18. SURVIVAL OF OBLIGATIONS.

          Without prejudice to the survival of any of the other obligations of each Subsidiary Guarantor hereunder, the obligations of each Subsidiary Guarantor under Section 10.01 shall be enforceable against such Subsidiary Guarantor without regard to and without giving effect to any right of offset or counterclaim available to or which may be asserted by the Company or any Subsidiary Guarantor.

          SECTION 10.19. NOTE GUARANTEE IN ADDITION TO OTHER OBLIGATIONS.

          The obligations of each Subsidiary Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes (including the Purchase Agreement and the Registration Rights Agreement).

          SECTION 10.20. SEVERABILITY.

          Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

          SECTION 10.21. SUCCESSORS AND ASSIGNS.

          Each Note Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

                                    ARTICLE ELEVEN


                                    MISCELLANEOUS

          SECTION 11.01. TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; PROVIDED, HOWEVER, that this Section
11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          SECTION 11.02. NOTICES.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or the Subsidiary Guarantors:

          Elgar Holdings, Inc.
          9250 Brown Deer Road
          San Diego, CA  92121
          Facsimile No.:  (619) 458-0257
          Attention:  Chief Financial Officer

          with a copy to:

          Gibson Dunn & Crutcher, LLP
          333 South Grand Avenue
          Los Angeles, CA  90071
          Facsimile No.:  (213) 229-7520
          Attention:  Kenneth M. Doran

          if to the Trustee:

          United States Trust Company
               of New York
          114 West 47th Street
          25th Floor
          New York, NY  10036
          Facsimile No.:  (212) 852-1625
          Attention:  Corporate Trust Department

          The Company, the Subsidiary Guarantors and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Subsidiary Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) Business Day after mailing by reputable overnight courier and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

          SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.07. BUSINESS DAYS.

          If a payment date is not a Business Day at a particular place of payment, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          SECTION 11.08. GOVERNING LAW.

          This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.10. NO PERSONAL LIABILITY.

          No director, officer, employee, stockholder or incorporator, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Note

Guarantees, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 11.11. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. DUPLICATE ORIGINALS.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          SECTION 11.13. SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 11.14. INDEPENDENCE OF COVENANTS.

          All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                              [Signature Page Follows]

                                     SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        JFL-EEC MERGER SUB CO.,
                                          as Issuer

                                        By: /s/ Donald Glickman
                                           ----------------------------------
                                        Name:     Donald Glickman
                                        Title:    President

                                        UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Trustee

                                        By: /s/ Cynthia Chaney
                                           ----------------------------------
                                        Name:     Cynthia Chaney
                                        Title:    Assistant Vice President

                                                                       EXHIBIT A

                                CUSIP No.:  [     ]

                               JFL-EEC MERGER SUB CO.

                          % SENIOR NOTE DUE 2008, SERIES A

No. [         ]                                                       $

          JFL-EEC MERGER SUB CO., a Delaware corporation (the "Company"), for
value received promises to pay to            or registered assigns the principal
sum of                   Dollars [(as such amount may be increased or decreased
from time to time by adjustments made on the records of the Trustee, as custodian for the Depository)]* on February 1, 2008.

          Interest Payment Dates: February 1 and August 1, commencing August 1, 1998

          Record Dates:  January 15 and July 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.


-------------------
*    Language to be included in Global Notes only.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              JFL-EEC MERGER SUB CO.

                              By:
                                 ----------------------------------
                                   Name:
                                   Title:

                              By:
                                 ----------------------------------
                                   Name:
                                   Title:

Dated:

                           Certificate of Authentication

          This is one of the 9 7/8% Senior Notes, Series A due 2008 referred to in the within-mentioned Indenture.

                              UNITED STATES TRUST COMPANY OF
                                NEW YORK, as Trustee

                              By:
                                 ----------------------------------
                                        Authorized Signatory

                               (REVERSE OF SECURITY)

                       9 7/8% Senior Note due 2008, Series A

          1. INTEREST. JFL-EEC MERGER SUB CO., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 3, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender or by wire transfer of immediately available funds. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. INDENTURE. The Company issued the Notes under an Indenture, dated as of February 3, 1998 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 9 7/8% Senior Notes due 2008, Series A (the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to

$150,000,000, which may be issued under the Indenture; PROVIDED the principal amount of Initial Notes issued on the Issue Date is $90,000,000. The Notes include the Initial Notes, the Private Exchange Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

          5. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon and Additional Interest, if any, to the date of redemption:

             Year                                           Percentage
             ----                                           ----------
             2003 ......................................     104.938%
             2004 ......................................     103.292%
             2005 ......................................     101.646%
             2006 and thereafter ........................    100.000%


          OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to February 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Notes issued under the Indenture after the Issue Date, at a redemption price equal to 109.875% of the principal amount thereof plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of redemption; PROVIDED that at least 65% of the sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Notes issued under the Indenture after the Issue Date remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          OPTIONAL REDEMPTION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control prior to February 1, 2003, the Notes will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days prior notice to each holder of Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date plus (iii) the Applicable Premium.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

          7. OFFERS TO PURCHASE. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. REGISTRATION RIGHTS. Pursuant to a Registration Rights Agreement between the Company and the Initial Purchaser, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, and including, under certain circumstances, the Company's obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

          13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

          14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur liens, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company and its Subsidiaries, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

          16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

          17. TRUSTEE DEALINGS WITH THE COMPANY AND ITS SUBSIDIARIES. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or incorporator, as such, of the

Company or any Subsidiary Guarantor, as such, shall have any liability for any obligation of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          20. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

          21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Elgar Holdings, Inc., 9250 Brown Deer Road, San Diego, CA 92121, Facsimile No.: (619) 458-0257, Attention: Chief Financial Officer.

                                   ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint  ______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                Signed:
       -------------------------              ----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Signature Guarantee:
                     -----------------------------------------------------------

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) February 3, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                    [CHECK ONE]

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  __   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United states to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  __   pursuant to an effective registration statement under the Securities
          Act of 1933, as amended; or

(7)  __   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

          / /  The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:                                Signed:
       -------------------------              ---------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Signature Guarantee:
                     ----------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ---------------------            ----------------------------------------
                                        NOTICE:  To be executed by an executive
                                                 officer

                        [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

          Section 4.14 [     ]

          Section 4.15 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 -------------------

Dated:
       ----------------------      ---------------------------------------------
                                   NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee:
                         ------------------------------------------------------

                                                                       EXHIBIT B

                                                      CUSIP No.:  [      ]

                                 JFL-EEC MERGER SUB CO.

                         9 7/8% SENIOR NOTE DUE 2008, SERIES B

No. [         ]                                                       $

          JFL-EEC MERGER SUB CO., a Delaware corporation (the "Company"), for
value received, promises to pay to            or registered assigns the
principal sum of                   Dollars [(as such amount may be increased or
decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository)]* on February 1, 2008.

          Interest Payment Dates: February 1 and August 1, commencing August 1, 1998

          Record Dates:  January 15 and July 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.




------------------------
*    Language to be included in Global Notes only.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              JFL-EEC MERGER SUB CO.

                              By:
                                   ------------------------------
                                   Name:
                                   Title:

                              By:
                                   ------------------------------
                                   Name:
                                   Title:

Dated:

                           Certificate of Authentication

          This is one of the 9 7/8% Senior Notes, Series B due 2008, Series B referred to in the within-mentioned Indenture.

                              UNITED STATES TRUST COMPANY OF
                                NEW YORK, as Trustee

                              By:
                                   ------------------------------
                                   Authorized Signatory

                               (REVERSE OF SECURITY)

                       9 7/8% Senior Note due 2008, Series B

          1. INTEREST. JFL-EEC MERGER SUB CO., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 3, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender or by wire transfer of immediately available funds. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. INDENTURE. The Company issued the Notes under an Indenture, dated as of February 3, 1998 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 9 7/8% Senior Notes due 2008, Series B (the "Exchange Notes"). The Notes include the 9 7/8% Notes due 2008, Series A (the "Initial Notes") and the Exchange Notes, issued in exchange for the Initial Notes pursuant to a Registration Rights Agreement. The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $150,000,000, which may be issued under the Indenture; PROVIDED the principal amount of Initial Notes issued on the Issue Date was $90,000,000. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

          5. OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on February 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon and Additional Interest, if any, to the date of redemption:

         Year                                               Percentage
         ----                                               ----------

         2003. . . . . . . . . . . . . . . . . . . . .        104.938%
         2004. . . . . . . . . . . . . . . . . . . . .        103.292%
         2005. . . . . . . . . . . . . . . . . . . . .        101.646%
         2006 and thereafter . . . . . . . . . . . . .        100.000%

          OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to February 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Notes issued under the Indenture after the Issue Date, at a redemption price equal to 109.875% of the principal amount thereof plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of redemption; PROVIDED that at least 65% of the sum of (i) the initial aggregate principal amount of Notes issued in the Offering and (ii) the respective initial aggregate principal amounts of Notes issued under the Indenture after the Issue Date remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

          OPTIONAL REDEMPTION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control prior to February 1, 2003, the Notes will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days prior notice to each holder of Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date plus (iii) the Applicable Premium.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

          7. OFFERS TO PURCHASE. Sections 4.14 and 4.15 of the Indenture provide that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender sufficient to pay the principal of and interest on the Notes to redemption and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, and including, under certain circumstances, the Company's obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

          12. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

          13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur liens, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company and its Subsidiaries, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to

Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          14. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

          15. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

          16. TRUSTEE DEALINGS WITH THE COMPANY AND ITS SUBSIDIARIES. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          17. NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or incorporator, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligation of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          18. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          19. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and per-formed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

          20. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: Elgar Holdings, Inc., 9250 Brown Deer Road, San Diego, CA 92121, Facsimile No.: (619) 458-0257, Attention: Chief Financial Officer.

                               ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                  Signed:
       -----------------------                  --------------------------------
                                        (Sign exactly as name appears on the
                                        other side of this Note)

Signature Guarantee:
                     -----------------------------------

                        [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

               Section 4.14 [     ]

               Section 4.15 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 -------------------

Dated:
       ---------------        ------------------------------------------
                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee:
                     --------------------------------

                                                                      EXHIBIT C

                             Form of Certificate To Be
                            Delivered in Connection with
                     Transfers to Non-QIB Accredited Investors
                     -----------------------------------------

                                                       [             ], [    ]

United States Trust Company
     of New York
114 West 47th Street
25th Floor
New York, NY 10036

Ladies and Gentlemen:

          In connection with our proposed purchase of 9 7/8% Senior Notes due 2008 (the "Notes") of JFL-EEC Merger Sub Co., a Delaware corporation (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated January 30, 1998, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
     (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as de-fined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:
                                  -----------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT D

                        FORM OF CERTIFICATE TO BE DELIVERED
                            IN CONNECTION WITH TRANSFERS
                              PURSUANT TO REGULATION S

                                                       [           ], [    ]

United States Trust Company
  of New York
114 West 47th Street
25th Floor
New York, New York  10036

          Re:  JFL-ECC Merger SubCo.
               (the "Company") 9 7/8%
               Senior Notes due 2008 (the "Notes")
               ------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of             aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:
                                  ----------------------------
                                   Authorized Signature

                                                                       EXHIBIT E

                               FORM OF NOTE GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest and Additional Interest, if any, on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest and Additional Interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of February 3, 1998, between JFL-EEC Merger Sub Co., a Delaware corporation, as Company (the "Company") and United States Trust Company of New York, as Trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

          THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.

          This Note Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, the Subsidiary Guarantor has caused its Note Guarantee to be duly executed.

Date:______________
                              [Subsidiary Guarantor],
                                as Subsidiary Guarantor

                              By:
                                   -------------------------------------
                                   Name:
                                   Title:

                              By:
                                   -------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT F

                  FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF

                         BENEFICIAL INTEREST IN A TEMPORARY
                            REGULATION S GLOBAL SECURITY
                               TO EUROCLEAR OR CEDEL

                           OWNER SECURITIES CERTIFICATION

                               JFL-EEC Merger Sub Co.

                            9 7/8% Senior Notes due 2008

          Reference is hereby made to the Indenture, dated as of February 3, 1998 (the "INDENTURE"), by and between JFL-EEC Merger Sub Co., as Issuer and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, as of the date hereof, $              of the
above-captioned Notes (the "NOTES") are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                                        Dated: __________, ____

                                        By:
                                             -----------------------------------
                                             As, or as agent for, the beneficial
                                             owner(s) of the Notes to which this
                                             certificate relates.

                                                                       EXHIBIT G

                         FORM OF CERTIFICATION TO BE GIVEN

                            BY THE EUROCLEAR OPERATOR OR
                            CEDEL BANK, SOCIETE ANONYME

                        DEPOSITORY SECURITIES CERTIFICATION

                               JFL-EEC Merger Sub co.

                            9 7/8% Senior Notes due 2008

          Reference is hereby made to the Indenture, dated as of February 3, 1998 (the "Indenture"), by and between JFL-EEC Merger Sub Co., as Issuer and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, with respect to U.S.$ principal amount of the above-captioned Notes (the "Notes"), except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Note (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture.*

          We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

----------------
* Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be

                                             Footnote continued on next page.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                        Dated: ___________, ____

                                        Yours faithfully,

                                        [MORGAN GUARANTY TRUST COMPANY OF
                                         NEW YORK, as operator of the
                                         Euroclear System]

                                        or

                                        [CEDEL BANK, SOCIETE ANONYME]

                                        By:
                                            ---------------------------------

--------------------
Footnote continued from previous page.

     deemed to meet the requirements of this sentence.

                                         G-2